Exhibit 10.1

Execution Version

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (this “Agreement”), dated as of January 24, 2023, is entered into by and between Civitas Resources, Inc., a Delaware corporation (the “Company”), and CPPIB Crestone Peak Resources Canada Inc., a Canadian corporation (the “Seller”).

RECITALS

A.           WHEREAS, the Company desires to purchase from the Seller 4,918,032 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), and all rights attendant to the Shares for an aggregate purchase price of $299,999,952, or $61.00 per Share, on the terms and subject to the conditions set forth in this Agreement.

B.            WHEREAS, the Seller desires to sell the Shares to the Company, on the terms and subject to the conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and in consideration of the mutual promises contained herein, the parties hereto agree, jointly and not severally, as follows:

1.             Purchase and Sale of the Shares.

(a)           The Seller hereby agrees to sell to the Company, and the Company agrees to purchase (the “Purchase”) from the Seller, 4,918,032 Shares, including all rights attendant to the Shares, at a price of $61.00 per Share for a total purchase price of $299,999,952 (the “Purchase Price”).

(b)           The closing of the Purchase (the “Closing”) shall occur immediately subsequent to the satisfaction or waiver of the conditions set forth in Section 5 and Section 6 herein, or at such other time, date or place as may be mutually agreed between the Company and the Seller (the date of the Closing, the “Closing Date”).

(c)           On the Closing Date, (i) the Seller shall transfer the Shares through the Company’s transfer agent, for the Company’s account, and (ii) upon transfer of the Shares, the Company shall deliver to the Seller the Purchase Price by wire transfer of immediately available funds to the account designated by the Seller.

2.              Company Representations, Warranties and Acknowledgements. The Company hereby represents and warrants to the Seller as follows:

(a)           The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions provided for herein.

(b)           The execution, delivery and performance by the Company of this Agreement has been duly authorized by all requisite corporate action. This Agreement, assuming due authorization, execution and delivery of this Agreement by the Seller, is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights and remedies generally and by general principles of equity (whether applied in a proceeding at law or in equity).

(c)           The execution and delivery of this Agreement by the Company does not, and the fulfillment and compliance with the terms and conditions hereof and the consummation by the Company of the transactions contemplated hereby will not, (i) require consent, approval, permit, governmental or regulatory order, declaration or filing with (except for filings pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), or notice to, any governmental or regulatory authority under any law any foreign, state or local jurisdiction applicable to the Company, except, in each case, as has been made, obtained or waived on or prior to the date hereof or where the failure to obtain any such consent, approval, authorization, order or filing would not impair the ability of the Company to purchase the Shares or to consummate the transactions contemplated by this Agreement, (ii) violate or conflict with, in any respect, any provision of the Company’s organizational documents or (iii) violate, conflict with, or result in a breach of, or constitute a default under, or result in the termination of, or accelerate the performance required by, or require any consent, notice, authorization or approval under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company is a party or by which the Company or any of its respective properties or assets are bound which would be reasonably expected to have a material adverse effect upon the Company.

(d)           There are no bankruptcy, insolvency, reorganization or receivership proceedings pending against, being contemplated by or threatened against the Company. Both immediately prior to and after giving effect to the transactions contemplated by this Agreement, the Company shall be solvent. For purposes of this Agreement, the term “solvent” means that, as of the applicable time of determination, the Company and its subsidiaries, taken as a whole, (i) are able to pay their respective debts as they become due; (ii) own property which has a fair value greater than the amounts required to pay their respective debts (including a reasonable estimate of the amount of all contingent liabilities); and (iii) have adequate capital to carry on their respective businesses. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Company or its subsidiaries.

(e)           The Company (i) has independently made its own analysis and decision to enter into this Agreement and consummate the transactions contemplated by this Agreement, (ii) is relying exclusively on its own investment analysis and due diligence (including such professional advice and reports or opinions as it deems appropriate) and the representations and warranties of the Sellers set forth herein with respect to the transactions contemplated by this Agreement and the Shares, (iii) is consummating the transactions contemplated by this Agreement with a full understanding of the terms, conditions and risks associated with such transactions and willingly assumes those terms, conditions and risks, and (iv) has carefully reviewed the terms and provisions of this Agreement and evaluated the Company’s rights and obligations contained herein.

(f)           There are no actions, suits, claims, investigations or other legal proceedings pending or, to the knowledge of the Company, threatened against or by the Company that challenge or seek to prevent, enjoin or could otherwise potentially delay the transactions contemplated by this Agreement.

(g)           The Company has as of the date hereof and will have as of the Closing Date access to funds sufficient to consummate the transactions contemplated by this Agreement.

(h)           Notwithstanding anything that may be expressed or implied in this Agreement, the Company covenants, agrees and acknowledges that it shall have no recourse hereunder or under any documents or instruments delivered in connection herewith, and no recourse shall be had against any former, current or future director, officer, controlling person, employee, agent, advisor, stockholder, affiliate or assignee of the Seller, or any former, current or future director, officer, employee, agent, advisor, general or limited partner, manager, member, stockholder, affiliate or assignee of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, controlling person, employee, agent, advisor, stockholder, affiliate or assignee of the Seller, as such, for any obligations of the Seller under this Agreement, or any of the documents or instruments delivered in connection herewith for any claim based on, in respect of, or by reason of such obligations or their creation.

(i)           The Company acknowledges and agrees that the Seller is relying on the Company’s representations, warranties and agreements herein in proceeding with this Agreement and the transactions contemplated by this Agreement and the Company agrees to such reliance. Without such representations, warranties and agreements, the Seller would not enter into this Agreement and the transactions contemplated by this Agreement.

(j)           The Company acknowledges that it has not relied upon (and expressly disclaims reliance upon) any express or implied representations or warranties of any nature made by or on behalf of the Seller or its affiliates, whether or not any such representations, warranties or statements were made in writing or orally, except for the representations and warranties of the Seller as expressly set forth in Section 3 for the benefit of the Company.

3.              Seller Representations, Warranties and Acknowledgements.

(a)           Seller beneficially owns the Shares and has full right, power and authority to: (i) sell, transfer and assign the Shares to the Company pursuant to this Agreement, in each case free and clear of any liens, claims, pledges, options, rights of first offer, rights of first refusal or other encumbrances (collectively, “Liens”); (ii) execute and deliver this Agreement; and (iii) provide the waivers, releases and indemnities contained herein. The Seller further represents and warrants to the Company that: (x) upon consummation of the purchase and sale of the Shares as provided in this Agreement, the Company shall receive good and marketable title to the Shares, free and clear of any Liens, other than any Liens created by the Company; and (y) no consent, approval or authorization of, permit, governmental or regulatory order, declaration or filing (except for filings pursuant to the Exchange Act) with, or notice to any governmental authority or any third party is necessary to be made or obtained by the Seller in connection with the execution and delivery of this Agreement and with the consummation of the transactions contemplated hereby, except as has been made, obtained or waived on or prior to the date hereof or where the failure to obtain any such consent, approval, authorization, order or filing would not impair the ability of the Seller to sell the Shares or to consummate the transactions contemplated by this Agreement.

(b)           The Seller hereby acknowledges that it is aware that the Company may have access to certain material, nonpublic information regarding the Company, its financial condition, results of operations, businesses, properties, assets, liabilities, management, projections, appraisals, plans and prospects that has not been provided to the Seller (the “Information”). Any such Information may be indicative of a value of the Shares that is substantially different from the Purchase Price.

(c)           The Seller represents and warrants to the Company that:

(i)           the Seller is experienced, sophisticated and knowledgeable in trading in securities of private and public companies and understands the disadvantage to which the Seller is subject on account of the disparity of information as between the Company and the Seller;

(ii)          the Seller is (i) an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the Securities Act;

(iii)         the Seller is able to bear the economic risks associated with the sale of the Shares;

(iv)         by reason of its business or financial experience or its own independent investigation, the Seller is capable of evaluating the merits and risks of the sale of the Shares and of protecting its own interest in connection with the sale of the Shares;

(v)          the Seller has independently, without reliance upon the Company and based upon such information as it deemed appropriate, evaluated the business and financial condition of the Company and made its own analysis and decision to sell the Shares;

(vi)         the Seller has been given the opportunity to consult with its own counsel with respect to this Agreement, that its authorized officers have carefully read and fully understand this Agreement in its entirety and have had it fully explained to them by the Seller’s counsel, that they are fully aware of the terms hereof and their meaning, intent and legal effect (including with respect to tax matters), and that the Seller has executed and delivered this Agreement freely and voluntarily; and

(vii)        the assignment and transfer of its Shares by the Seller to the Company is irrevocable.

(d)           The Seller acknowledges and agrees that the Company is relying upon the Seller’s representations and warranties in this Section 3 in engaging in the Purchase and the Seller agrees to such reliance. The Seller also acknowledges that the Company would not engage in the Purchase in the absence of such representations and warranties.

(e)           Notwithstanding the Company’s possession of the Information and the absence of disclosure thereof to the Seller, the Seller wishes to enter into the proposed transaction. The Seller, to the extent that it is acting as an agent and not as a principal, has fully advised its principal of the foregoing and the risks involved in participating in the proposed transaction.

(f)           Notwithstanding anything that may be expressed or implied in this Agreement, the Seller covenants, agrees and acknowledges that it shall have no recourse hereunder or under any documents or instruments delivered in connection herewith, and no recourse shall be had against any former, current or future director, officer, controlling person, employee, agent, advisor, stockholder, affiliate or assignee of the Company, or any former, current or future director, officer, employee, agent, advisor, general or limited partner, manager, member, stockholder, affiliate or assignee of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, controlling person, employee, agent, advisor, stockholder, affiliate or assignee of the Company, as such, for any obligations of the Company under this Agreement, or any of the documents or instruments delivered in connection herewith for any claim based on, in respect of, or by reason of such obligations or their creation.

(g)           The Seller acknowledges that it has not relied upon (and expressly disclaims reliance upon) any express or implied representations or warranties of any nature made by or on behalf of the Company or its affiliates, whether or not any such representations, warranties or statements were made in writing or orally, except for the representations and warranties of the Company as expressly set forth in this Section 3 for the benefit of the Seller.

4.             [Reserved].

5.             Conditions to the Closing of the Company. The obligations of the Company to purchase the Shares at the Closing are subject to the following:

(a)           Each representation and warranty made by the Seller in Section 3 shall be true and correct in all material respects (other than to the extent already qualified by materiality) on and as of the Closing Date as though made as of the Closing Date.

(b)           All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Seller on or prior to the Closing Date shall have been performed or complied with by the Seller in all material respects.

(c)           Prior to or at the Closing, the Seller shall have delivered a certificate signed by a duly authorized officer of Seller, dated as of the Closing Date, certifying to the effect that the conditions set forth in Sections 5(a) and 5(b) are satisfied.

6.              Conditions to the Closing of the Seller. The obligations of the Seller to sell the Shares at the Closing are subject to the following:

(a)           Each representation and warranty made by the Company in Section 2 shall be true and correct in all material respects (other than to the extent already qualified by materiality) on and as of the Closing Date as though made as of the Closing Date.

(b)           All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with by the Company in all material respects.

(c)           Prior to or at the Closing, the Company shall have delivered a certificate signed by a duly authorized officer of the Company, dated as of the Closing Date, certifying to the effect that the conditions set forth in Sections 6(a) and 6(b) are satisfied.

7.             Miscellaneous.

(a)           This Agreement may be amended only by written agreement duly signed on behalf of the Company and the Seller. Any party hereto may waive in whole or in part any benefit or right provided to it under this Agreement, such waiver being effective only if contained in a writing duly executed by such party.

(b)           This Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding any conflicts of law rule or principle that might refer construction of such provisions to the laws of another jurisdiction.

(c)           The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule, law or public policy, (i) all other terms and provisions of this Agreement shall nevertheless remain in full force and effect, provided, that the invalidity, illegality or unenforceability of such terms does not materially impair the abilities of the parties hereto to consummate the transactions contemplated hereby and (ii) the parties hereto shall, if possible, amend this Agreement so as to affect the original intention of the parties hereto.

(d)           This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all current and prior discussions, communications, agreements and understandings between the parties relating thereto. Nothing in this Agreement amends or waives any prior written agreement between the parties that does not relate to the purchase and sale of the Shares as contemplated hereby.

(e)           Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part by any party without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and permitted assigns. There are no third-party beneficiaries of this Agreement except for the persons entitled to indemnification and exculpation as provided in Section 7(g).

(f)           Effective upon the Closing, the Seller does, for itself and its successors and/or assigns, waive all warranties, express or implied, arising by law, equity or otherwise, with respect to its sale of the Shares, and hereby forever releases, discharges and dismisses any and all claims, rights, causes of action, suits, obligations, debts, demands, liabilities, controversies, costs, expenses, fees, or damages of any kind, (including, but not limited to, any and all claims alleging violations of federal or state securities laws, common-law fraud or deceit, breach of fiduciary duty, negligence or otherwise), whether directly, derivatively, representatively or in any other capacity (collectively, the “Claims”), against the Company or any of its affiliates, including, without limitation, any and all of its present and/or past directors and officers, partners, employees, representatives, fiduciaries or agents, their respective successors and assigns (collectively, the “Released Parties”), in each case, which are based upon or arise from the existence or substance of the Information and the fact that the Information has not been disclosed to the Seller. The Seller also agrees that it will not institute or maintain, or assist any person to institute or maintain, any cause of action, suit, complaint or other proceeding against any Released Party as a result of the existence or substance of the Information and the fact that the Information has not been disclosed to the Seller. The Seller intends to effect, to the maximum extent permitted by law, a complete and knowing waiver of its rights as set forth in this Section 7(f).

(g)           The Seller hereby irrevocably agrees to indemnify and hold harmless the Released Parties with respect to any and all Claims which may be instituted by the Seller or its successors and/or assigns against the Released Parties, or any of them, which is based upon or arises from the existence or substance of the Information and the fact that the Information has not been disclosed to the Seller, and agrees to reimburse the Released Parties for any legal and/or other expenses (including the cost of any investigation and preparation to defend a Claim) incurred by any of them in connection with any such Claim, whether or not resulting in any liability.

(h)           Each of the Seller and the Company acknowledges and represents and warrants that (i) neither such party, nor any party acting on its behalf, has made any representation or warranty, whether express or implied, of any kind or character, regarding the sale and purchase of the Shares, except as expressly set forth in this Agreement; and (ii) the assignment and transfer of the Shares by the Seller to the Company is irrevocable.

(i)           Each of the terms of this Agreement, including all of the waivers and releases set forth herein, shall survive the execution and delivery of this Agreement and the consummation of the proposed transaction.

(j)           This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.

(k)           The parties hereto agree to execute any additional documents or instruments or perform any other acts, in each case, reasonably necessary to carry out the purposes of this Agreement.

(l)           Any party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted herein are cumulative and shall not constitute a waiver of any party’s right to assert all other remedies (at equity or law) available to it under the circumstances.

(m)          All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

[Signature pages follow]

The parties hereto have executed this Share Purchase Agreement as of the day and year first set forth above.

CIVITAS RESOURCES, INC.

By:	/s/ Travis L. Counts
Name:	Travis L. Counts
Title:	Chief Legal Officer and Secretary

[Signature Page – Share Purchase Agreement]

CPPIB CRESTONE PEAK RESOURCES CANADA INC.

By:	/s/ Maxine Ethier
Name:	Maxine Ethier
Title:	Authorized Signatory

By:	/s/ Bruce Hogg
Name:	Bruce Hogg
Title:	Authorized Signatory

[Signature Page – Share Purchase Agreement]